Exhibit 3.1

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

TRILINC GLOBAL IMPACT FUND, LLC

A Delaware Limited Liability Company

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of TRILINC GLOBAL IMPACT FUND, LLC (the “Company”) is made and entered into as of the 18th of April, 2017, by TriLinc Advisors, LLC, a Delaware limited liability company (the “Initial Member”).

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Article I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on April 30, 2012, pursuant to and in accordance with the Act.

Article II

NAME AND CERTAIN DEFINITIONS

Section 2.1. Name. The name of the Company is “TriLinc Global Impact Fund, LLC”. The Board of Managers of the Company (the “Board of Managers”) may determine that the Company may use any other designation or name for the Company.

Section 2.2. Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act ” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Member as of the end of such year or other period.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor ” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” is defined in Section 14.2.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person, (B) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Sponsor, the Advisor, a Manager or any Affiliate of the foregoing.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Agreement ” is defined in the preamble.

“Asset” means any investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Managers” is defined in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation
Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Cash Available for Distribution” means Cash Flow plus cash funds available from distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class ” means any of Class A, Class C, Class I, Class W, Class Y Units or any other class of Units that the Board of Managers may authorize from time to time pursuant to this Agreement.

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“Class A Units” is defined in Section 7.1.

“Class C Units” is defined in Section 7.1.

“Class I Units” is defined in Section 7.1.

“Class W Units” is defined in Section 7.1.

“Class Y Units” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Company” is defined in the preamble.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Managers from time to time pursuant to this Agreement.

“Dealer Manager” means SC Distributors, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Managers to act as the dealer manager for the offering of the Units. SC Distributors, LLC is a member of the Financial Industry Regulatory Authority.

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Units, including distributions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Advisor or the Sponsor.

“Gross Proceeds” means the aggregate purchase price of all Units sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Unit for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Unit pursuant to the Prospectus or other Offering materials for such Offering without reduction.

“Indemnitee ” is defined in Section 17.2(b).

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“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Independent Manager” means a Manager who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor or Sponsor or their Affiliates, other than any compensation received for being a manager or director of the Company or of up to two (2) other funds described in subsection (iii) below, (ii) employment by the Advisor or Sponsor or their Affiliates, (iii) service as an officer, director or manager of the Sponsor, the Advisor or any of their Affiliates, other than as a manager or director for the Company and up to two (2) other funds organized by the Sponsor or advised by the Advisor with securities registered under the federal securities laws, (iv) performance of services, other than as a Manager, or (v) maintenance of a material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect association with the Advisor or Sponsor shall include circumstances in which a Manager’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered “material” if the prospective Independent Manager received more than five percent (5%) of his annual gross income in the last two (2) years from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor, or if more than five percent (5%) of his Net Worth, on a fair market value basis, has come from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

“Investment in Company Assets” means the amount of capital contributions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent (3%) shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold Assets.

“Listing ” means the listing of the Units on a national securities exchange. Upon such Listing, the Units shall be deemed Listed.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Manager ” is defined in Section 5.3(a).

“Members List” is defined in Section 13.2(a).

“Members ” means the holders of record of Units.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations
Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt

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Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Minimum Offering” means the receipt and acceptance by the Managers of subscriptions for Units aggregating at least two million dollars ($2,000,000) in Offering proceeds.

“Minimum Offering Expiration Date” means the one (1) year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Cash Distribution” is defined in Section 9.2(a)(iv).

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 11.5.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Offering ” means any offering and sale of Units, including pursuant to the Reinvestment Plan.

“Organization and Offering Expenses” means all costs and expenses incurred by and to be paid by the Company in connection with the formation of the Company and the qualification and registration of an Offering, including, but not limited to, total underwriting compensation, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Units in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing sales materials and the expenses of qualification and sale of the Units under federal and state laws.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Units by the total outstanding Units in a given Class of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.2(b)(ii) shall be made on a Class-by-Class basis.

“Person ” means any natural person, partnership, corporation, association, trust or other legal entity.

“Profit ” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program ” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

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“Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Regulatory Allocations” is defined in Section 9.5.

“Reinvestment Plan” is defined in Section 7.11.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Units within each of Class A Units, Class C Units, Class I Units, Class W Units, Class Y Units or any other class of Units subsequently authorized by the Board of Managers, by the total issued and outstanding Units of all Members.

“Roll-Up Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Units, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Securities” means Units, stock, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other Soliciting Dealers in connection with the sale of Units, including, without limitation, commissions payable to the Dealer Manager.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Units.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control Company properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

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(f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Units” is defined in Section 7.1.

Article III

POWERS AND PURPOSE

Section 3.1. Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Managers from time to time.

Section 3.2. No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 3.3. Authority. (a) By executing the Subscription Agreement and subscribing for Units, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes the Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

Article IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, Delaware 19801. The registered agent is a Delaware corporation. The address of the principal office of the Company is 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266. The Company may have such other offices or places of business as the Board of Managers may from time to time determine.

Article V

BOARD OF MANAGERS

Section 5.1. Powers.

(a) Subject to the delegation of rights and powers as provided for herein, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein or in the Act to be voted on or approved by the Members. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

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(b) The Company shall have such officers as are provided for in Article VI. The Board of Managers may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

(c) Except as otherwise provided by the Board of Managers, when the taking of such action has been authorized by the Board of Managers, any Manager or officer of the Company, or any other person specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

Section 5.2. Limitation on Powers of the Managers. Without the affirmative vote or consent of the Majority of the Members, the Board of Managers shall not:

(a) amend this Agreement, except for amendments which do not adversely affect the rights of the Members, subject to Article XVIII.

(b) sell all or substantially all of the Company’s Assets other than in the ordinary course of the business of the Company, or

(c) cause a merger in which the Company is not the surviving entity or other reorganization; provided that the Board of Managers, upon advice of counsel, may restructure the Company (including the creation or liquidation of subsidiary entities) and / or enter into any agreements the Board of Managers deems necessary, without the prior approval of the Members, if such activities are reasonably determined by the Board of Managers, in its sole discretion, to avoid the characterization under the Code of the Company as a publicly traded partnership that is taxable as a corporation.

Section 5.3. Number and Classification.

(a) The Board of Managers has five (5) members (the “Managers”). The number of Managers may be increased or decreased from time to time by the Board of Managers; provided, however, that upon Commencement of the Initial Public Offering, the total number of Managers shall be five (5) and shall never be fewer than three (3) nor more than ten (10).

(b) The name and address of the Managers who shall initially serve on the Board of Managers are:

Name	Address
Gloria S. Nelund	c/o 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266

Brent VanNorman	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Terry Otton	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Cynthia Hostetler	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

R. Michael Barth	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

(c) The Managers may increase the number of Managers and fill any vacancy, whether resulting from an increase in the number of Managers or otherwise, on the Board of Managers. Any and all vacancies on the Board of Managers may be filled by the affirmative vote of a majority of the remaining Managers in office, even if the remaining Managers do not constitute a quorum, or by the affirmative vote or consent of a majority of the Members in accordance with

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Section 11.1. Notwithstanding the foregoing sentence, the Independent Managers who remain on the Board of Managers shall nominate replacements for vacancies among the Independent Managers’ positions.

(d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Managers will be Independent Managers except for a period of sixty (60) days after the death, removal or resignation of an Independent Manager. Any vacancies will be filled by the affirmative vote of a majority of the remaining Managers, though less than a quorum. No reduction in the number of Managers shall cause the removal of any Manager from office prior to the expiration of his term.

Section 5.4. Committees. The Managers may establish such committees as they deem appropriate, and may delegate to such committees such powers as the Managers deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Managers.

Section 5.5. Audit Committee. The Audit Committee of the Board of Managers shall consist solely of Independent Managers, at least one of whom will be deemed an “audit committee financial expert” in accordance with the applicable regulations of the Securities and Exchange Commission. The Audit Committee shall assist the Board of Managers in overseeing the following: (i) accounting and financial reporting policies; (ii) the integrity and audits of the Company’s financial information; (iii) compliance with legal and regulatory requirements; (iv) any quarterly valuations of the Company’s investment portfolio; and (v) the performance of the Company’s risk management function and independent auditors. The Audit Committee shall select the independent public accountants to audit the Company’s annual financial statements, review with the independent public accountants the plans and results of the audit engagement, and consider and approve the audit and non-audit services provided by the independent public accountants. The Audit Committee may retain its own legal, accounting or other advisors.

Section 5.6. Corporate Governance and Conflicts Committee. The Corporate Governance and Conflicts Committee of the Board of Managers shall consist solely of Independent Managers. The Corporate Governance and Conflicts Committee may review and pass on corporate governance issues and any conflict-of-interest issues. The Corporate Governance and Conflicts Committee may retain its own legal or financial advisors.

Section 5.7. Fiduciary Obligations. The Managers serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including, a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Managers shall have a fiduciary responsibility for the safekeeping and use of all funds and Assets of the Company and shall not employ or permit another to employ such funds or Assets in any manner except for the exclusive benefit of the Company.

Section 5.8. Resignation or Removal.

(a) Any Manager may resign by written notice to the Board of Managers, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Manager, or the entire Board of Managers, may be removed from office at any time, with or without cause, by the affirmative vote of a Majority of the Members (excluding any Units or Percentage Interest of any affiliated Manager being removed) without the necessity for concurrence by the Managers.

(b) Any Manager may be removed, by the affirmative vote of a majority of the Managers (excluding the Manager being removed), for “Cause.” The following, as determined by the remaining Managers in their reasonable judgment, shall constitute “Cause” for such removal:

(i) Such Manager’s conviction of or plea of guilty or nolo contendere to any crime constituting a felony in the jurisdiction involved;

(ii) Such Manager’s willful failure or refusal materially to perform his or her duties and responsibilities as a Manager, as set forth in this Agreement;

(iii) Such Manager commits an act of fraud, misappropriation of funds of the Company, embezzlement or intentional dishonesty in connection with his or her functions as a Manager; and

(iv) Such Manager engages in any drug, alcohol or other substance abuse, or any other act or course of conduct involving moral turpitude that is materially injurious to the business or reputation of the Company or any of its Affiliates.

Section 5.9. Approval by Independent Managers. A majority of Independent Managers must approve all applicable matters as specified in Sections 14.2, 15.1, 15.2, 16.1, 16.3, 16.4, 16.5 and 16.6.

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Section 5.10. Certain Determinations by Board of Managers. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Managers consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Units: the amount of the net income for any period and the amount of Assets at any time legally available for the payment of distributions or redemption of Units, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Units; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Company or any Units; the number of Units of any class of the Company; any matter relating to the acquisition, holding and disposition of any Assets by the Company; any conflict between the Act and the provisions set forth in the NASAA Omnibus Guidelines; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Managers; provided, however, that any determination by the Board of Managers as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Manager shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the Act conflicts with the provisions set forth in the NASAA Omnibus Guidelines, the NASAA Omnibus Guidelines control to the extent any provisions of the Act are not mandatory.

Section 5.11. Place of Meetings and Meetings by Telephone. All meetings of the Managers may be held at any place that has been designated from time to time by resolution of the Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.12. Regular Meetings. Regular meetings of the Managers shall be held at such times and at such places as shall be fixed by unanimous approval of the Managers. Such regular meetings may be held without notice.

Section 5.13. Special Meetings. Special meetings of the Managers for any purpose or purposes may be called at any time by any Manager or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Managers or to a person at the office of the Managers who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 5.14. Quorum. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.16. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers, except to the extent that the vote of a higher number of Managers is required by this Agreement or applicable law.

Section 5.15. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement the lack of notice to that Manager.

Section 5.16. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

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Section 5.17. Action Without a Meeting. Any action to be taken by the Managers at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managers. If any action is so taken by the Managers by the written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Article VI

OFFICERS

Section 6.1. Officers. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer and a Secretary. The Company may also have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Manager.

Section 6.2. Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Managers, and each shall serve at the pleasure of the Managers.

Section 6.3. Subordinate Officers. The Managers may appoint and may empower the Chief Executive Officer to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Managers (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer) may from time to time determine.

Section 6.4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Managers at any regular or special meeting of the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Managers.

Section 6.6. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Managers, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Managers from time to time.

Section 6.7. President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Managers, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Managers from time to time.

Section 6.8. Chief Investment Officer. The Chief Investment Officer shall serve as the Chairman of the Investment Committee of the Advisor and shall be responsible for the development, implementation and oversight of the firm’s investment strategy, including global macro portfolio optimization, investment implementation and risk management policy. To the extent sub-advisors are used in the investment implementation, the Chief Investment Officer shall be responsible for

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the development and oversight of the due diligence process, including selection and ongoing monitoring. The Chief Investment Officer shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer from time to time.

Section 6.9. Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the Company as may be ordered by the Managers, shall render to the Chief Executive Officer and the Managers, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or this Agreement.

Section 6.10. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Managers may direct a book of minutes of all meetings and actions of Managers, committees or other delegates of Managers and Members with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managers’ meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or by this Agreement.

Article VII

CAPITAL CONTRIBUTIONS; UNITS

Section 7.1. Units. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Unit” or “Units” held by such Member. Initially, there shall be three (3) Classes of Units: (i) class A Units (“Class A Units”), (ii) class C Units (“Class C Units”), and (iii) class I Units (“Class I Units”). Additional Units may be added at any time and the following Units have been added: class W Units (“Class W Units”) and class Y Units (“Class Y Units”). Such classes shall initially have the following commissions and fees relating to them:

(a) Each Class A Unit issued in the primary offering shall be subject to a sales commission of up to 7.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation and any other fees are subject to change in subsequent offerings. No sales commissions or Dealer Manager fees shall be paid with respect to any Class A Units issued pursuant to the Reinvestment Plan.

(b) Each Class C Unit issued in the primary offering shall be subject to a sales commission of up to 3.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation and any other fees are subject to change in subsequent offerings. In addition, with respect to Class C Units, the Company shall pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C Units for such day on a continuous basis from year to year. No sales commissions or Dealer Manager fee shall be paid with respect to any Class C Units issued pursuant to the Reinvestment Plan.

(c) Each Class I Unit issued in the primary offering shall be subject to a Dealer Manager fee of up to 1.75% per Unit, which underwriting compensation and any other fees are subject to change in subsequent offerings. No Dealer Manager fees shall be paid with respect to any Class I Units issued pursuant to the Reinvestment Plan.

(d) Each Class W Unit shall be subject to no sales commission. In addition, with respect to Class W Units, the Company shall pay the Dealer Manager on a monthly basis, a distribution fee that accrues daily equal to 1/365th of .50% of the amount of the net asset value for the Class W Units for such day on a continuous basis from year to year. Additionally, with respect to Class W Units, the Company shall pay the Dealer Manager on a monthly basis, an annual

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service fee that accrues daily equal to 1/365th of .25% of the amount of the net asset value for the Class W units for such day on a continuous basis from year to year. All underwriting compensation and any other fees are subject to change in subsequent offerings.

(e) Each Class Y Unit shall not be subject to a sales commission or a Dealer Manager fee. Underwriting compensation and other fees may be imposed in subsequent offerings.

Section 7.2. Capital Contribution by Initial Member. The Initial Member made a cash Capital Contribution to the Company of $200,000. Except as otherwise agreed by all Members, the Initial Member shall have no right or obligation to make any further Capital Contributions to the Company, except that TriLinc Global, LLC has agreed that it or its affiliate will contribute an additional $800,000 for units in the Offering before the Company can accept $10,000,000 in subscriptions.

Section 7.3. Capital Contributions by New Members. The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Class A Unit shall initially be issued for a purchase price of $10.00, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class A Units.

(b) Each Class C Unit shall initially be issued for a purchase price of $9.576, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class C Units.

(c) Each Class I Unit shall initially be issued for a purchase price of $9.025, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class I Units.

(d) Each Class W Unit shall initially be issued for a purchase price of $8.620, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class W Units.

(e) Each Class Y Unit shall initially be issued for a purchase price of $8.577, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class Y Units.

(f) Except as set forth below, the initial minimum purchase of Units shall be two thousand dollars ($2,000) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Units shall be five hundred dollars ($500) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Reinvestment Plan.

(g) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(h) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(i) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(j) The Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of this Agreement, including, but not limited to, pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.4. Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate two (2) years from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Managers, or unless extended by the Board of Managers in accordance with applicable federal securities laws and regulations. Except as otherwise provided in this Agreement, the Board of Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

Section 7.5. Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

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Section 7.6. Escrow Account. Until subscriptions for the Minimum Offering are received and accepted by a Manager, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Managers. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The Managers are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Managers reflecting the requirements of this Section 7.6 and containing such additional terms as are not inconsistent with this Section 7.6. Upon satisfying the Minimum Offering requirement, funds shall be released from escrow to the Company within approximately thirty (30) days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than fifteen (15) days after such release.

Section 7.7. Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected within thirty (30) days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within ten (10) Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 7.6 above. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(b) No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus or other Offering materials, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission.

Section 7.8. Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.9. Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Managers to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of seventy thousand dollars ($70,000) and a Net Worth (excluding home, furnishings and automobiles) of not less than seventy thousand dollars ($70,000); or

(ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a Net Worth (excluding home, furnishings and automobiles) of not less than two hundred, fifty thousand dollars ($250,000).

(b) The Sponsor and each Person selling Units on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each Member. In

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making this determination, the Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i) meets the minimum income and Net Worth standards established for the Company;

(ii) can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii) is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Units; (4) the restrictions on transferability of the Units; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Unit on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Units is suitable and appropriate for a Member. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least six (6) years.

(c) Subject to certain individual state requirements, the issuance of Units under the Reinvestment Plan, or higher standards established by the Board of Managers from time to time, no Member will be permitted to make an initial investment in the Company by purchasing a number of Units valued at less than two thousand dollars ($2,000).

Section 7.10. Repurchase of Units. The Board of Managers may establish, from time to time, a program or programs by which the Company voluntarily repurchases Units from its Members, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Managers or any Affiliates thereof may not receive any fees on the repurchase of Units by the Company.

Section 7.11. Distribution Reinvestment Plans. The Board of Managers may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) The Company and any subsequent entities in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) Except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Advisor; (iii) Any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) The Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) The Members shall have received a Prospectus, which is current as of the date of each such reinvestment; and (vi) The broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.12. Assessments. Mandatory Assessments of any kind shall be prohibited.

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Article VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1. Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2. Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of each Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Member, and (c) such Member’s share of Profits allocated to such Member pursuant to Section 9.4, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.4 and (b) any Distributions to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3. Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation
Section 1.704-l(b)(2)(iv)(m).

Section 8.4. Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 8.5. Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Manager’s discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Manager’s discretion, in connection with the Distribution by the Company to a Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be

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allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.4 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6. Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Managers may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.2 on the dissolution of the Company. The Managers also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7. Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests to or from such Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Membership Interests of such former Member transferred to such Member.

Article IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1. Generally. Subject to the provisions of Section 18-607 of the Act, the Managers shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

Section 9.2. Distributions.

(a) From time to time and not less than quarterly, the Board of Managers shall review the Company’s accounts to determine whether the Company has available cash which is not necessary to retain and can be distributed to its Members. In no event, however, shall funds be advanced or borrowed for purpose of Distributions, if the amount of such Distributions would exceed the Company’s accrued and received revenues for the previous four (4) quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash Distributions from the Company to the Sponsor shall only be made in conjunction with Distributions to Members and only out of funds properly allocated to the Sponsor’s account. The Board of Managers shall cause the Company to set aside adequate reserves for normal replacements and contingencies (but not for the payment of fees payable to the Advisor). The Company shall make Distributions to the Members pursuant to this Section 9.2 as follows:

(b)

(i) First, Company NAV shall be determined pursuant to this Agreement and Distributions shall be allocated among the Class A Units, the Class C Units, the Class I Units, the Class W Units and the Class Y Units (as well as any subsequently authorized Class) pro rata in proportion to the Relative NAV of each Class;

(ii) Second, the Distributions allocable to any given Class pursuant to Section 9.2(b)(i) shall be allocated and distributed among the respective holders of Units of such Class pro rata based on their Percentage Interests of such Class with (A) the amount of the distribution fee payable by the Company with respect to Class C Units and Class W Units being deducted from the Distributions available to each of these Classes of Units, respectively, pursuant to Section 9.2(b)(i); (B) the amount of the annual dealer manager fee payable by the Company with respect to Class I Units being deducted from the Distributions available to Class I Units pursuant

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to Section 9.2(b)(i); and (C) the amount of the annual service fee payable by the Company with respect to the Class W Units being deducted from the Distributions available to Class W Units pursuant to Section 9.2(b)(i); all as reserved by the Company for payment or paid by the Company to the Dealer Manager, which amounts shall be deemed distributed to holders of the specified Class of Units.

(c) The Company will make no Distributions of in-kind property except for Distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or Distributions in connection with the liquidation of the Assets in accordance with the terms of this Agreement unless: (i) the Board of Managers advises each Member of the risks associated with direct ownership of the property, (ii) the Board of Managers offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Managers.

Section 9.3. Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.

Section 9.4. Allocation of Profit and Loss. For each fiscal year of the Company, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.5 with respect to such fiscal year, all Profits and Losses (including special allocations of distribution fees and other than Profits and Losses specially allocated pursuant to Section 9.5) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth in Section 9.2(b) hereof.

Section 9.5. Special Allocations. Notwithstanding the provisions of Section 9.4:

(i) Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the Relative NAV of each Unit. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) No allocation of Loss shall be made pursuant to Section 9.4 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(v) The allocations set forth in paragraphs (i), (ii), (iii) and (iv) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Section 9.5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account

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in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 9.6. Amounts Withheld. All amounts withheld pursuant to Sections 9.2(b)(ii) or 9.11 from any distribution to a Member shall be treated as amounts distributed to such Member pursuant to Section 9.2 for all purposes under this Agreement.

Section 9.7. Tax Allocations: Code Section 704(c).

(i) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their
Capital Accounts.

(ii) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Managers in their sole and discretion.

(iii) If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Section 9.8. Preparation of Tax Returns. The Board of Managers shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for federal and state income tax reporting purposes pursuant to Section 13.3.

Section 9.9. Tax Elections. Except as otherwise provided herein, the Board of Managers shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Managers shall have the right to seek to revoke any such election upon the Board of Manager’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 9.10. Tax Matters.

(a) The Board of Managers is authorized, but not required:

(i) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Company items (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”);

(ii) to seek judicial review of any adjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax; and

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(iv) to take any other action on behalf of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Board of Managers in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Board of Managers and the indemnification provisions set forth in Article XVII, hereof shall be fully applicable with respect to such actions.

Section 9.11. Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Managers determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442 or 1445 of the Code.

Article X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1. Transfer of Membership Interest.

(a) A Member may assign its Economic Interests by a duly executed, written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement and which contains the provisions required by the Board of Managers to effectuate the assignment.

(b) In the case of an assignment by a Member of its Economic Interests where the assignee does not become a substituted Member pursuant to Section 10.2 below, the Company shall recognize the assignment not later than the last day of the calendar month following receipt of notice of the assignment and any other required documentation.

Section 10.2. Substituted Members. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his or her assignor, unless the following conditions are first met:

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards); or (iii) one of the other conditions in Sections 10.2 or 10.3 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense. The Company shall amend its records at least once each calendar quarter to effect the substitution of a substituted Member.

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Section 10.3. Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve (12) month period, would, in the opinion of the Board of Managers, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any rules, regulations or safe-harbor guidelines promulgated thereunder.

(c) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Units in the Offering and no transferee may acquire or hold fewer than two hundred (200) Units.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

Section 10.4. Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

ARTICLE XI

MEMBERS

Section 11.1. Voting and Other Rights of Members. The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Managers:

(a) amend this Agreement,

(b) dissolve the Company,

(c) remove a Manager and elect a new Manager, and

(d) approve or disapprove the sale of all or substantially all of the Assets of the Company, when such sale is to be made other than in the ordinary course of the Company’s business.

Section 11.2. Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

Section 11.3. Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

Section 11.4. Preemptive Rights. Except as may be provided by the Board of Managers, or as may otherwise be provided by contract approved by the Board of Managers, no holder of Units shall, as such holder, have any preemptive right to purchase or subscribe for any additional Units or any other Securities which the Company may issue or sell.

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Section 11.5. Tender Offers. If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5%) of the outstanding Units; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.5, including without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.5 shall be of no force or effect with respect to any Units that are then listed.

Article XII

MEETINGS OF MEMBERS

Section 12.1. Meetings. The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice in accordance with Section 12.3 below to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Article V. At any meeting of the Company, Members may vote in person or by proxy. A Majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

Section 12.2. Manner of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

Section 12.3. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

Section 12.4. Record Date for Member Notice, Voting and Giving Consents.

(a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board of Managers may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than ten (10) days before the date of any such meeting. If the Board of Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the Business Day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

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(b) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member’s Membership Interest after a record date (and no transferee of such Membership Interest) shall have the right to vote or act with respect to the transferred Membership Interest as regards the matter for which the record date was set.

Section 12.5. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Member’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

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Article XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1. Right of Inspection. As permitted hereunder, any Member and any designated representative thereof shall be permitted access to the records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 13.2. Access to Members List.

(a) An alphabetical list of the names, addresses and telephone number of the Members of the Company, along with the number of Units held by each of them (the “Members List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Member’s designated agent at the home office of the Company upon the request of the Member. For any of the purposes described below, the Members List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member so requesting within ten (10) days of receipt by the Company of the request. The copy of the Members List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b) If the Managers neglect or refuse to exhibit, produce or mail a copy of the Members List as requested, the Advisor and/or the Managers shall be liable to any Member requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member for compelling the production of the Members List, and for actual damages suffered by any Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Members List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Member relative to the affairs of the Company. The Company may require the Member requesting the Members List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest in the Company. The remedies provided hereunder to Members requesting copies of the Members List are in addition to and shall not in any way limit other remedies available to Members under federal law, or the laws of any state.

Section 13.3. Tax Information. The Managers shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members not later than seventy-five (75) days after the end of the Company’s fiscal year, all information necessary for the preparation of the Members’ federal income tax returns.

Section 13.4. Annual Report. The Managers shall cause to be prepared at least annually, at Company expense, within one hundred and twenty (120) days after the end of the Company’s fiscal year, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) Cash Flow from operations during the period, (ii) Cash Flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of Assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual report may also contain an estimated value per Unit, the method by which that value was determined, and the date of the data used to develop the estimated value. The Managers shall take reasonable steps to ensure that, (i) within the scope of the annual audit of the Sponsor’s financial statements, the independent certified public accountants preparing such annual report will issue a special report on the allocation of such costs to the Company in accordance with the Advisory Agreement, (ii) the special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, (iii) the additional costs of such special report will be itemized and may be reimbursed to the Sponsor by the Company in accordance with this Section 13.4(a) only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above, (iv) the special report shall at minimum provide: a

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review of the time records of individual employees, the costs of whose services were reimbursed; and a review of the specific nature of the work performed by each such employee, and (v) the prospectus, prospectus supplement or periodic report as filed with the SEC shall disclose in tabular form an itemized estimate of such proposed expenses for the next fiscal year together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Sponsor, if any.

Section 13.5. Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available to Members (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission) after such report is filed with the Securities and Exchange Commission, but no later than forty-five (45) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission), within sixty (60) days after the end of the first six (6) months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

Section 13.6. Filings. The Managers, at Company expense, shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Managers). The Managers, at Company expense, shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7. Method of Accounting. The accrual method of accounting in accordance with accounting principles generally accepted in the United States shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

Article XIV

ADVISOR

Section 14.1. Appointment and Initial Investment of Advisor. The Board of Managers is responsible for setting the general policies of the Company and for the general supervision of the Company’s business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Managers are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Manager) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Managers may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial aggregate investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.

Section 14.2. Supervision of Advisor Compensation and the Advisor.

(a) The Board of Managers shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Managers. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Managers. The Board of Managers shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Members and are fulfilled

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and that (i) the expenses incurred are reasonable in light of the investment performance of the Company, its net assets and net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company Assets shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Managers is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement entered into with the Advisor (the “Advisory Agreement”) are being carried out. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may consider all factors that they deem relevant in making these determinations.

Section 14.3. Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciary responsibility to the Company and to the Members.

Section 14.4. Termination. The Advisor may not voluntarily withdraw from the Company without one hundred and twenty (120) days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pay all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5. Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Managers, the Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 14.2.

Section 14.6. Reimbursement for Operating Expenses.

(a) Unless otherwise provided in any resolution adopted by the Board of Managers, and subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, for goods and services, including, but not limited to, impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amount the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

(b) Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits, travel expenses and similar items incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the Board of Managers, or any person who holds more than ten percent (10%) of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7. Section 707 Compliance. Any fees paid to a Member (including those pursuant to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

Article XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1. Review of Policies. The Independent Managers shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Managers.

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Section 15.2. Certain Permitted Investments. Until such time as the Units are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Managers (including a majority of Independent Managers) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3. Reinvestment of Proceeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company Asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such Asset. To the extent that any cash available for distribution is reinvested, such reinvested cash shall not be considered “investments” in the Company for the purposes of calculating
Capital Contributions.

Section 15.4. Investments in Other Programs

(a) The Company shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Advisor be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Company from investing and reinvesting its assets in securities of other issuers. For purposes of this Section 15.4, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.

(b) The Company shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the general partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Company or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(c) The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Company may be structured to conduct operations through separate single-purpose entities managed by the Advisor (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein. Any agreements regarding such arrangements shall accompany any prospectus of the Company, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses, fees payable to the Advisor, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Advisor, the Company and the Members and (iii) there will be no diminishment in the voting rights of the Members.

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(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

(f) The Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Advisor is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Advisor, and the agreement of limited partnership or other applicable agreement complies with this Section 15.4.

Article XVI

CONFLICTS OF INTEREST

Section 16.1. Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of the Managers or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Section 16.2. Voting of Units Owned by Affiliates. The Advisor, the Sponsor, the Managers and officers, and their Affiliates may not vote their Units regarding the removal of any of Affiliates or any other transaction between such Affiliates and the Company. All Units owned by the Advisor, the Sponsor, the Managers and officers, and their Affiliates shall be excluded in determining the requisite percentage of interest in Units necessary to approve a matter on which the Advisor, the Sponsor, the Managers and officers, and their Affiliates, as applicable, may not vote or consent.

Section 16.3. Purchase of Assets from Affiliates. The Company shall not purchase Assets from the Sponsor, the Advisor, the Managers or any of their Affiliates unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Assets to the Advisor or its Affiliates or such Manager, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 16.4. Sale of Assets to Affiliates. The Company shall not sell or lease Assets to the Sponsor, the Advisor, the Managers or any of their Affiliates without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 16.5. Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6. Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction concludes that such transactions between the Company and the Sponsor, the Advisor, any of the Managers or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

Section 16.7. Exchange of Interests in the Company. The Company may not acquire Assets in exchange for Units or other indicia of ownership in the Company.

Section 16.8. Exclusive Agreement. The Company shall not give the Advisor an exclusive right to sell or exclusive employment to sell Assets for the Company.

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Section 16.9. Commissions on Financing, Refinancing or Reinvestment. The Sponsor and the Advisor may only receive commissions on the reinvestment of Cash Flow or proceeds from the sale, exchange or refinancing of Assets to the extent permitted under Section 14.2 and 14.6.

Section 16.10. Rebates, Kickbacks and Reciprocal Arrangements.

(a) No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b) The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properly licensed Person.

Section 16.11. Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 15.2.

Section 16.12. Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Managers, or any of their Affiliates, unless a majority of the Board of Managers (including a majority of Independent Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Section 16.13. No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 16.13, “permanent financing” shall mean any financing with a term in excess of 12 months.

Article XVII

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE COMPANY

Section 17.1. Limitation of Member Liability. No Member shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Member, nor shall any Member be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Company by reason of being a Member.

Section 17.2. Limitation of Liability.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b), no Manager or officer of the Company shall be liable to the Company or its Members for money damages. Neither the amendment nor repeal of this Section 17.2(a), nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 17.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide that the Sponsor, a Manager, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

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(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Manager (other than an Independent Manager), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Manager.

(iv) Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3. Indemnification.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b) or (c) below, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Manager or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Manager or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another partnership, corporation, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Company. The rights to indemnification and advance of expenses provided hereby shall vest immediately upon appointment of a Manager, officer, Advisor or an Affiliate. The Company may, with the approval of the Board of Managers or any duly authorized committee thereof, provide such indemnification and advance for expenses. The Board of Managers may take such action as is necessary to carry out this Section 17.3(a). No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(c) The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates for any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(d) The advancement of Company funds to the Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

(ii) The legal action is initiated by a third party who is not a Member or, if by a Member acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.

(iii) The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4. Express Exculpatory Clauses in Instruments. Neither the Members nor the Managers, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Managers, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s Assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Manager, officer, employee or agent liable thereunder to any third party, nor shall the Managers or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

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Article XVIII

AMENDMENTS

This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Sections 5.2 and 11.1, except for amendments which do not adversely affect the rights of the Members; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or Distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(f) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which request will be accepted as a determination by such Administrator or officer that such change is required by the Administrator or official for the benefit or protection of the Members;

(g) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(h) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(i) To improve, upon advice of counsel, the Company’s position in avoiding being treated as a publicly traded partnership taxable as a corporation under the Code or any other tax position of the Company.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

Article XIX

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s Assets shall be obtained from an Independent Expert. The Company’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the

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registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Units who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the holder of Units having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1 and 12.1 of this Agreement;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Units.

Article XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2. Authority of Managers. Subject to the provisions of any class or series of Units at the time outstanding, the Board of Managers shall have the power to dissolve or liquidate the Company; provided; however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Units then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3. Dissolution.

(a) The Company may be dissolved upon the affirmative vote of the holders of a majority of the outstanding Units entitled to vote thereon. Upon the dissolution of the Company:

(i) The Company shall carry on no business except for the purpose of winding up its affairs.

(ii) The Board of Managers shall proceed to wind up the affairs of the Company and all of the powers of the Board of Managers under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its Assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) In connection with the winding up of the affairs of the Company, the Board of Managers shall liquidate the Assets as promptly as is consistent with obtaining current fair market value of such Assets.

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(iv) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Members so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Units at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Units at the time outstanding, be distributed among the holders of Units at the time outstanding pursuant to the priorities set forth in Section 9.2(b) of this Agreement.

(b) Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Managers shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

Article XXI

MISCELLANEOUS

Section 21.1. Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 21.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 21.3. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4. Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 21.6. Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 21.7. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 21.8. Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

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Section 21.9. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

Section 21.10. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11. Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.

Section 21.12. No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Limited Liability Company Operating Agreement to be signed on this 18th day of April, 2017.

MEMBER:

TriLinc Advisors, LLC

By:	/s/ Gloria S. Nelund
Name:	Gloria S. Nelund
Title:	Chairman & Chief Executive Officer

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